Exhibit 99.1

OMEGA FLEX, INC.

Manufacturer of flexible metal hose and gas piping products

Westfield, Massachusetts	Contact: Kevin R. Hoben
July 25, 2006	(413) 564-5731

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS - This news release contains forward-looking statement, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Omega Flex to control. Certain statement in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Omega Flex’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Omega Flex (or entities in which Omega Flex has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Omega Flex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Omega Flex today reported its results of operations for the Second Quarter, 2006:

OMEGA FLEX, INC. (OFLX)	EARNINGS DIGEST

Three Months Ended June 30:	2006	2005

Revenues	$17,908,000	$15,265,000

Net income before unusual items (Non-GAAP Financial Measure)	2,495,000	1,966,000
Stock-based compensation expense (net of tax)	---	(169,000)
Unusual legal expenses (net of tax)	(193,000)	(117,000)
Net income (GAAP Financial Measure)	$2,302,000	$1,680,000
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Basic and diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure) per common share	$0.25	$0.19
Stock-based compensation expense (net of tax)	---	(0.01)
Unusual legal expenses (net of tax)	(0.02)	(0.01)
Net income (GAAP Financial Measure) per common share	$0.23	$0.17
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Six Months Ended June 30:	2006	2005

Revenues	$35,223,000	$28,533,000

Net income before unusual items (Non-GAAP Financial Measure)	5,355,000	3,601,000
Stock-based compensation expense (net of tax)	---	(309,000)
Unusual legal expenses (net of tax)	(812,000)	(224,000)
Net income (GAAP Financial Measure)	$4,543,000	$3,068,000
	========	========
Basic and diluted earnings per share:
Net income before unusual items (Non-GAAP Financial Measure) per common share	$0.53	$0.35
Stock-based compensation expense (net of tax)	---	(0.03)
Unusual legal expenses (net of tax)	(0.08)	(0.02)
Net income (GAAP Financial Measure) per common share	$0.45	$0.30
	====	====

Kevin R. Hoben, President and CEO, indicated the Company’s sales and earnings for the second quarter of 2006 improved 17% and 37% respectively, over second quarter 2005 results. Net Income Before Unusual Items, a non GAAP financial measure that reports net income before unusual or anomalous items, was up 27% for the quarter over the same period in 2005 reflecting the rate of growth in the Company’s operations. Sales and earnings for the first six months of 2006 improved 23% and 48% over the first six months of 2005. Net Income Before Unusual Items, a non-GAAP financial measure, was up 49% for the first six months of 2006 over the same period in 2005, reflecting the rate of growth in the Company’s operations.

The increases are due principally to continued strong sales of the Company’s flexible gas piping products. Results overall were impacted adversely by non-recurring expenses for stock-based compensation in the first six months 2005 (impacting earnings three cents per share), and unusual and significant legal expenses in the six months 2006 and 2005 (impacting earnings eight cents per share in 2006 and two cents per share in 2005), as explained more fully in the Company’s public filings with the Securities and Exchange Commission.

Net Income Before Unusual Items is a non-GAAP financial measure and represents the Company’s after-tax earnings exclusive of items which the Company believes are unusual in nature. Management believes that the unusual items identified, while not necessarily "nonrecurring", are sufficiently anomalous to warrant the presentation of a separate financial measure which allows investors to evaluate the Company's performance exclusive of these items. The unusual items consist of (1) non-recurring stock-based compensation, a non-cash charge to earnings, the obligation for which was cancelled at the time of the “Spin-Off” in July 2005 as explained more fully in the Company’s filings with the Securities and Exchange Commission and (2) unusual legal expenses, also explained more fully in the Company’s filings with the Securities and Exchange Commission.

OMEGA FLEX, Inc., 451 Creamery Way, Exton, PA 19341-2509

Tel: 800-671-8622 or 610-524-7272 Fax: 610-524-7582

Omega Flex Corporate Office, 260 North Elm St., Westfield, MA 01085, Tel: 413-875-1000, Fax: 413-564-5814